EXHIBIT 99.1

Unrivaled Brands Reports Second Quarter 2022 Financial Results

SANTA ANA, Calif., August 19, 2022 (GLOBE NEWSWIRE) -- Unrivaled Brands, Inc. (OTCQX: UNRV) ("Unrivaled" or the "Company"), a multi-state vertically integrated company focused on the cannabis sector with operations in California and Oregon, yesterday reported its second quarter 2022 financial results for the quarter ended June 30, 2022.

Financial Update

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During the three months ended June 30, 2022, the Company generated total revenue of $17.56 million composed of retail revenue of $10.95 million and cultivation/distribution revenue of $6.61 million. This compared to total revenue of $2.87 million for the quarter ended June 30, 2021, which included retail revenue of $2.32 million and cultivation/distribution revenue of $0.55 million. This was an increase of 511.0% in total revenue.

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The Company’s gross profit for the three months ended June 30, 2022 was $8.27 million, compared to a gross profit of $2.72 million for the three months ended June 30, 2021, an increase of $5.55 million or 204.0%.

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The merger with UMBRLA and the acquisitions of People's First Choice and SilverStreak Solutions in 2021 led to more operations with additional facilities, employees, and costs to support them. Selling, general and administrative expenses for the three months ended June 30, 2022 were $19.07 million, compared to $4.70 million for the three months ended June 30, 2021, an increase of $14.37 million or 305.9%. For the three months ended June 30, 2022, amortization and depreciation expenses increased by $2.56 million over the three months ended June 30, 2021, facilities related expenses, such as rent, utilities, repairs and maintenance, security, and insurance, increased by $2.89 million over second quarter of 2021. Taxes, licensing and permitting increased by $1.17 million. Advertising increased by $0.73 million. Employee related expenses increased by $3.93 million or 382%.

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The Company realized an operating loss of $67.07 million for the three months ended June 30, 2022 compared to an operating loss of $1.97 million for the three months ended June 30, 2021, an increase of $65.09 million or 3,298.5%. This increase was attributed primarily to a $55.73 million charge for impairment of intangible assets and goodwill related to the UMBRLA and People's acquisitions.

About Unrivaled Brands

Unrivaled Brands is a multi-state vertically integrated company focused on the cannabis sector with operations in California and Oregon. In California, Unrivaled Brands operates dispensaries, direct to consumer delivery, a state-wide distribution network, company-owned brands, and two cultivation facilities. In Oregon, we operate a state-wide distribution network, company-owned brands and outdoor and greenhouse cultivation. Unrivaled Brands is home to Korova, the market leader in high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma, as well as Sticks and Cabana.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the "Risk Factors" section of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Jason Assad

LR Advisors LLC.

jassad@unrivaledbrands.com

678-570-6791

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UNRIVALED BRANDS, INC. and Subsidiaries Consolidated Balance Sheets	June 30, 2022	December 31, 2021
(in thousands, except shares)	(Unaudited)
ASSETS
Current assets:
Cash	$7,263	$6,891
Accounts receivable, net	855	4,677
Inventory, net	6,038	7,179
Prepaid expenses and other assets	3,084	1,272
Notes receivable	375	750
Current assets held for sale	582	4,495
Total current assets	18,197	25,264

Property, equipment and leasehold improvements, net	21,416	23,728
Intangible assets, net	102,772	129,637
Goodwill	14,506	48,132
Other assets	19,359	26,915
Investments	1,214	163
Long-term assets held for sale	2,791	17,984
TOTAL ASSETS	$180,255	$271,824

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current liabilities:
Accounts payable and accrued expenses	$37,148	$31,904
Short-term debt	26,532	45,749
Income taxes payable	9,913	7,969
Current liabilities held for sale	1,851	2,087
Total current liabilities	75,444	87,708

Long-term liabilities:
Long-term debt, net of discounts	7,638	10,006
Deferred tax liabilities	3,986	6,123
Long-term lease liabilities	14,471	21,316
Long-term liabilities held for sale	1,465	184
Total long-term liabilities	27,560	37,629
Total liabilities	103,004	125,337

STOCKHOLDERS’ EQUITY:
Common stock, par value $0.001:
990,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 532,514,791 and 498,546,291 shares outstanding as of June 30, 2022 and December 31, 2021, respectively	554	521
Additional paid-in capital	401,214	392,930
Treasury stock:
2,308,408 shares of common stock as of June 30, 2022 and December 31, 2021	(808)	(808)
Accumulated deficit	(323,710)	(250,015)
Total Unrivaled Brands, Inc. Stockholders’ Equity	77,251	142,628
Non-controlling interest	—	3,859
Total stockholders’ equity	77,251	146,487
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$180,255	$271,824

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UNRIVALED BRANDS, INC. and Subsidiaries Consolidated Statement of Operations	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except for shares and per-share data)	2022	2021	2022	2021

Total revenues	$17,556	$2,872	$38,280	$4,928
Cost of goods sold	9,286	147	23,578	2,013
Gross profit	8,270	2,725	14,702	2,915

Selling, general and administrative expenses	19,070	4,698	37,837	17,347
Impairment of assets	55,726	—	55,726	—
Loss on sale of assets	542	—	343	—
Loss from operations	(67,068)	(1,973)	(79,204)	(14,432)

Other income (expense):
Gain (loss) on extinguishment of debt	—	—	542	(6,161)
Interest expense, net	(443)	(39)	(2,210)	(112)
Unrealized gain on investments	963	—	963	—
Other income	443	17	1,477	362
Gain (loss) on investments	—	(874)	—	5,337
Total other income (expense)	963	(896)	773	(574)

Loss from continuing operations, before provision for income taxes	(66,105)	(2,869)	(78,432)	(15,006)
Provision for income tax benefit for continuing operations	449	—	2,136	—
Net loss from continuing operations	(65,655)	(2,869)	(76,295)	(15,006)

Income (loss) from discontinued operations, before provision for income taxes	1,843	(2,101)	3,979	(1,663)
Provision for income tax benefit for discontinued operations	95	—	—	—
Net income (loss) from discontinued operations	1,938	(2,101)	3,979	(1,663)

NET LOSS	(63,718)	(4,970)	(72,317)	(16,669)

Less: Loss attributable to non-controlling interest from continuing operations	—	(868)	—	(486)
Less: Income attributable to non-controlling interest from discontinued operations	—	—	275	—
NET LOSS ATTRIBUTABLE TO UNRIVALED BRANDS, INC.	$(63,718)	$(4,102)	$(72,592)	$(16,183)

Loss from continuing operations per common share attributable to Unrivaled Brands, Inc. common stockholders – basic and diluted	$(0.11)	$(0.01)	$(0.13)	$(0.06)
Net Loss per common share attributable to Unrivaled Brands, Inc. common stockholders – basic and diluted	$(0.11)	$(0.02)	$(0.13)	$(0.07)

Weighted-average number of common shares outstanding – basic and diluted	575,973,609	258,897,777	572,176,041	248,066,926

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